UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2022

PHOENIX MOTOR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(909) 987-0815

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On June 7, 2022, Phoenix Motor Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Prime Number Capital, LLC (the “Representative”), as representative of the underwriters named therein (collectively, the “Underwriters”), in connection with the Company’s initial public offering. The Company previously filed a form of underwriting agreement as an exhibit to its Registration Statement on Form S-1 (File No. 333-261384) (as amended and supplemented, the “Registration Statement”). On June 7, 2022, the Company announced the pricing of its initial public offering of 2,100,000 shares of common stock for a price of $7.50 per share. The Company also granted the Underwriters a 30-day option to purchase up to 315,000 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments, if any, in connection with the initial public offering.

The initial public offering closed on June 10, 2022 and was made pursuant to the Registration Statement, which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 7, 2022 under the Securities Act of 1933, as amended (the “Securities Act”). A final prospectus describing the terms of the offering was filed with the SEC on June 9, 2022 and is available on the SEC’s website located at http://www.sec.gov.

In connection with the closing of the initial public offering, the Company issued to the Representative, and/or its permitted designees, warrants to purchase 105,000 shares of common stock, equal to 5% of the number of shares sold in the initial public offering, an exercise price of $9.375, equal to 125% of the public offering price in the offering (the “Representative Warrants”). The Representative Warrants are exercisable for a period of five years, commencing on the one hundred eightieth (180th) day after the commencement of sales of the initial public offering, and contain customary “cashless” exercise and registration rights provisions.

The net proceeds to the Company from its initial public offering are approximately $14.3 million, after deducting underwriting commissions and offering expenses, and assuming no exercise of the over-allotment option. The Company intends to use the net proceeds from the initial public offering to invest in its technology, research and development efforts, manufacturing, marketing, maintaining and expanding its intellectual property portfolio and for working capital and other general corporate purposes.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the use of proceeds from the initial public offering, as well as other risks detailed from time to time in the Company’s filings with the SEC.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement. The Underwriting Agreement contains customary representations and warranties that the parties thereto made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that Underwriting Agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement and schedules and exhibits thereto, including the representations and warranties contained therein respectively, are not for the benefit of any party other than the parties to such documents and agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Concurrently with the execution of the Underwriting Agreement, the Company, the Representative and Wilmington Trust, National Association, as escrow agent, entered into an indemnification escrow agreement (the “Indemnification Escrow Agreement”), pursuant to which $250,000 from gross proceeds from the initial public offering are deposited by the Company at the closing of the offering in an escrow account for a period of two years following the closing of the initial public offering for purposes of covering potential legal action against the Representative for acting as a representative of the Underwriters.

A copy of the Indemnification Escrow Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Indemnification Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indemnification Escrow Agreement.

The Company has also entered into indemnification agreements (the “Indemnification Agreement”) with each of its directors and senior executive officers. Under these Indemnification Agreements, the Company has agreed to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of the Company.

A copy of the form of the Indemnification Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indemnification Agreement.

Item 8.01 Other Events

On June 10, 2022, the Company issued a press release announcing the closing of the initial public offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 7, 2022, by and between the Registrant and Prime Number Capital, LLC
10.1	Indemnification Escrow Agreement, dated as of June 7, 2022, by and among the Registrant, Prime Number Capital, LLC and Wilmington Trust, National Association, as escrow agent
10.2	Form of Indemnification Agreement
99.1	Press Release dated June 10, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX MOTOR INC.

Date: June 13, 2022	By	/s/ Wenbing Chris Wang
	Name:	Wenbing Chris Wang
	Title:	Chief Financial Officer